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                                                                    EXHIBIT 23.7

PERSONAL AND CONFIDENTIAL


June 22, 2000


Board of Directors
Ancor Communications, Incorporated
6321 Bury Drive
Eden Prairie, MN 55346-1739


Re: Registration Statement (File No. 333-38516) of
    Ancor Communications, Incorporated

Gentlemen:

Reference is made to our opinion letter dated May 7, 2000 with respect to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock of Ancor Communications, Incorporated (the "Company"), par value $0.01 per share, of the exchange ratio of 0.5275 shares of Common Stock of QLogic Corporation ("Parent"), par value $0.001 per share, to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of May 7, 2000, among Parent, Amino Acquisition Corp., a wholly owned subsidiary of Parent, and the Company.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary", "The Merger" and Appendix C and to the inclusion of the foregoing opinion in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/ GOLDMAN, SACHS & CO.
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    Goldman, Sachs & Co.